UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2018

Apptio, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37885	26-1175252
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Address of principal executive offices: 11100 NE 8th Street, Suite 600, Bellevue, WA 98004

Registrant’s telephone number, including area code: (866) 470-0320

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

Rule 144A Convertible Note Private Placement

The management of Apptio, Inc. (the “Company”) will conduct meetings with members of the investment community in connection with the sale of convertible senior notes due in 2023 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Offering”). A copy of the press release announcing the Offering is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Digital Fuel Financial Statement Waiver

On February 2, 2018, the Company filed a Current Report on Form 8-K disclosing the completion of its acquisition of Digital Fuel SV, LLC (the “Acquisition”). Subsequent to the Acquisition, the Company sought from the Securities and Exchange Commission (the “SEC”) a waiver from the requirements of Rule 3-05 of Regulation S-X to provide certain financial statements relating to Digital Fuel SV, LLC and the Acquisition. The SEC granted the Company’s request for such waiver and, as a result, the Company does not intend to provide such financial statements under Item 9.01 of Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit	Description

99.1	Press Release dated March 19, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apptio, Inc.

March 19, 2018

	By:	/s/ John Morrow
		Name:	John Morrow
		Title:	EVP, Corporate Development, General Counsel and Secretary